Exhibit 99.1

Ionis reports second quarter 2026 financial results and highlights progress on key programs

- TRYNGOLZA® (olezarsen) demonstrating early sHTG launch momentum, underscoring multi-billion-dollar revenue potential in large patient population –

- Completed enrollment in Phase 3 REVEAL trial in Angelman syndrome -

- On track to achieve 2026 financial guidance -

CARLSBAD, Calif., July 29, 2026 – Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) (the “Company”) today reported financial results and provided key updates for the second quarter ended June 30, 2026.

“With the approval of TRYNGOLZA in late June, Ionis is bringing the first and only treatment to reduce triglycerides and acute pancreatitis to people living with severe hypertriglyceridemia. We are encouraged by the early launch momentum and look forward to accelerating growth from TRYNGOLZA and our other wholly owned medicines in the quarters and years to come,” said Brett P. Monia, Ph.D., chief executive officer of Ionis. “In the second half of this year, we expect multiple important milestones, including approval of zilganersen for Alexander disease, positioning us for our first independent launch from our leading neurology portfolio. We also expect results from the landmark pelacarsen Lp(a) HORIZON cardiovascular outcomes trial and the global launch of bepirovirsen for chronic hepatitis B. With our advancing pipeline and growing commercial momentum, Ionis is on track to deliver accelerating value to patients and all Ionis stakeholders.”

Second Quarter 2026 Summary Financial Results(1):

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(amounts in millions)
Total revenue	$268	$452	$514	$584
Operating expenses	$370	$312	$734	$591
Operating expenses on a non-GAAP basis	$325	$282	$645	$532
Income (loss) from operations	$(102)	$140	$(220)	$(7)
Income (loss) from operations on a non-GAAP basis	$(57)	$170	$(131)	$52

(1)	Reconciliation of GAAP to non-GAAP basis contained later in this release.

Second Quarter 2026 Financial Highlights

•
Revenue in the second quarter and first half of 2026 increased by 56% and 69% respectively, compared to the same periods last year, excluding the one-time sapablursen upfront payment recognized in the second quarter of 2025, driven by continued commercial success and substantial R&D revenue from multiple partnerships

•
Operating expenses for the second quarter and first half of 2026 were in line with expectations and increased year over year primarily from investments related to the commercialization efforts for TRYNGOLZA and DAWNZERA and launch preparations for zilganersen in Alexander disease

•	Ended the second quarter of 2026 with cash and short-term investments of $2.1 billion as of June 30, 2026, enabling continued investments to drive value in Ionis’ wholly owned portfolio

Second Quarter 2026 Financial Results

“Our performance in the first half of this year reflects the strength and resilience of our business. We delivered significantly increased commercial revenue from our independent launches, substantial R&D revenue from multiple partnered medicines and invested in our advancing wholly owned pipeline,” said Elizabeth L. Hougen, chief financial officer of Ionis. “Even with the outcome of the CARDIO-TTRansform study of eplontersen in ATTR-CM, our first-half execution and positive outlook for the second half of the year keep us on track to achieve our 2026 financial guidance. We also remain on track to achieve our goal of cashflow breakeven in 2028 and deliver substantial growth and long-term value-creation.”

Recent Highlights - Wholly Owned Medicines

•	TRYNGOLZA® (olezarsen), the first FDA-approved treatment to reduce triglycerides and acute pancreatitis risk in adults with severe hypertriglyceridemia (sHTG) as an adjunct to diet

o	Generated U.S. net product sales of $5 million and $32 million in the second quarter and first half of 2026, respectively

■	Demonstrated continued strong demand in FCS, offset by the reduced net price effective April 1, 2026

■	On track to achieve full year 2026 product sales of $100-110 million, in line with revenues generated in 2025

o	sHTG U.S. launch demonstrating early momentum following June 2026 approval

o	FCS launch outside the U.S. underway; sHTG marketing application under review in the European Union (EU) with potential launch in 2027

o	Results from the CORE and CORE2 open-label extension study (CORE-OLE) will be presented at the European Society of Cardiology (ESC) Congress in August 2026

•	DAWNZERA® (donidalorsen), the first and only RNA-targeted prophylactic therapy for hereditary angioedema (HAE) in patients 12 years of age and older

o
Generated U.S. net product sales of $26 million and $42 million in the second quarter and first half of 2026, respectively; second quarter net product sales increased 63% compared to the first quarter of 2026

o	On track to achieve full year 2026 product sales of $110-120 million, representing a continuing driver of year-over-year revenue growth

o	Launch outside the U.S. underway, with new market approvals in the EU

•
Zilganersen on track to launch this year as the first and only medicine to demonstrate clinically meaningful and disease-modifying benefit in children and adults with Alexander disease (AxD), assuming approval

o	New Drug Application (NDA) under FDA Priority Review with PDUFA target action date of September 22, 2026

o	Entered a license agreement with Recordati to develop and commercialize zilganersen outside the U.S.

•	Obudanersen, a potential treatment for Angelman syndrome, completed enrollment in the Phase 3 REVEAL study, with data anticipated in the second half of 2027

•
ION775, a potential treatment for sHTG, entered a Phase 2 study in people with sHTG and moderately elevated triglycerides (HTG) based on Phase 1 results showing robust triglyceride lowering with potential for extended dosing intervals

o	Results from the Phase 1 study of ION775 will be presented at ESC in August 2026

Recent Highlights – Partnered Medicines

•	SPINRAZA® (nusinersen) for the treatment of spinal muscular atrophy (SMA) generated global sales of $402 million in the second quarter of 2026, resulting in royalty revenue of $54 million

•
WAINUA® (eplontersen) (WAINZUA in EU) for the treatment of adults with polyneuropathy of hereditary transthyretin-mediated amyloidosis (ATTRv-PN) generated global sales of $70 million in the second quarter of 2026, resulting in royalty revenue of $16 million

o	Global WAINUA ATTRv-PN launches continuing with additional submissions in progress to further expand global WAINUA access

o
Phase 3 CARDIO-TTRansform study of eplontersen for the treatment of transthyretin-mediated amyloid cardiomyopathy (ATTR-CM) missed the primary composite endpoint in the overall population, demonstrated nominal significance in the pre-specified monotherapy population, and a favorable safety and tolerability profile

o	Results from the CARDIO-TTRansform study will be presented at the ESC Congress in August 2026

•	Bepirovirsen, a potential first-in-class treatment of chronic hepatitis B (CHB), on track for global launch this year

o	Under regulatory review in multiple countries, including the U.S., EU, Japan, and China

o	Granted Priority Review in the U.S. and PDUFA target action date of October 26, 2026

o	Positive data from the Phase 3 B-Well studies showing unprecedented functional cure rates presented at the European Association for the Study of the Liver (EASL) Congress 2026

•
Salanersen, a potential treatment for SMA, entered Phase 3 development and granted Breakthrough Therapy Designation by the FDA, based on positive interim Phase 1 results demonstrating potential to achieve high efficacy with annual dosing

•	Sapablursen, a potential treatment for polycythemia vera, entered Phase 3 development based on positive Phase 2 data

•
Diranersen (IONIS-MAPTRx / BIIB080), a potential treatment for Alzheimer’s disease, demonstrated benefit in measures of cognition with favorable safety and tolerability in the Phase 2 CELIA study; Biogen plans to advance diranersen into Phase 3 development

Revenue

Ionis’ revenue was comprised of the following:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue:	(amounts in millions)
Commercial revenue:
Product sales, net:
TRYNGOLZA sales, net	$5	$19	$32	$26
DAWNZERA sales, net	26	-	42	-
Total product sales, net	31	19	74	26
Royalty revenue:
SPINRAZA royalties	53	54	97	102
WAINUA royalties	16	10	27	20
Other royalties	7	6	10	12
Total royalty revenue	76	70	134	134
Other commercial revenue	12	14	18	19
Total commercial revenue	119	103	226	179
Research and development revenue:
Collaborative agreement revenue	133	337	254	382
WAINUA joint development revenue	16	12	34	23
Total research and development revenue	149	349	288	405
Total revenue	$268	$452	$514	$584

Commercial revenue for the second quarter and first half of 2026 increased 15% and 27%, respectively, compared to the same periods in 2025. This increase was primarily driven by DAWNZERA product sales. Research and development revenue was also higher in the second quarter and first half of 2026, compared to the same periods in 2025, driven by multiple payments for programs advancing under its R&D collaborations, and excluding the $280 million upfront payment for the global license of sapablursen to Ono Pharmaceutical Co., Ltd. the Company received in the second quarter of 2025.

Operating Expenses

Operating expenses for the second quarter and first half of 2026 increased year over year, in line with expectations, primarily from investments related to the commercialization efforts for TRYNGOLZA and DAWNZERA and launch preparations for zilganersen in Alexander disease, with full-year expenses remaining on track for low-teens percentage growth year-over-year.

Balance Sheet

As of June 30, 2026, Ionis’ cash, cash equivalents and short-term investments decreased to $2.1 billion, compared to $2.7 billion on December 31, 2025, primarily due to repayment of the 0% convertible notes on April 1, 2026.

Webcast and Other Updates

Management will host a conference call and webcast to discuss Ionis’ second quarter 2026 results at 8:30 a.m. Eastern time on Wednesday, July 29, 2026. Interested parties may access the webcast here. A webcast replay will be available for a limited time at the same address. To access the Company’s second quarter 2026 earnings slides click here.

Ionis’ Marketed Medicines

TRYNGOLZA® (olezarsen): TRYNGOLZA was approved by the U.S. Food and Drug Administration as an adjunct to diet to reduce triglycerides (TG) and the risk of acute pancreatitis in adults with severe hypertriglyceridemia (sHTG: TG ≥500 mg/dL) and as an adjunct to diet to reduce TG in adults with familial chylomicronemia syndrome (FCS). For more information about TRYNGOLZA, including the full U.S. Prescribing Information, visit tryngolza.com.

DAWNZERA® (donidalorsen): DAWNZERA was approved by the U.S. Food and Drug Administration for prophylaxis to prevent attacks of hereditary angioedema (HAE) in adult and pediatric patients 12 years of age and older. For more information about DAWNZERA, including the full U.S. Prescribing Information, visit dawnzera.com.

WAINUA® (eplontersen): WAINUA was approved by the U.S. Food and Drug Administration for the treatment of the polyneuropathy of hereditary transthyretin-mediated amyloidosis in adults. For more information about WAINUA, including the full U.S. Prescribing Information, visit wainua.com.

For more information about SPINRAZA and QALSODY, visit https://www.spinraza.com/ and https://www.qalsody.com/, respectively. QALSODY is approved under accelerated approval based on reduction in plasma neurofilament light chain (NfL) observed in patients treated with QALSODY. Continued approval may be contingent upon verification of clinical benefit in confirmatory trial(s).

About Ionis Pharmaceuticals, Inc.

For more than three decades, Ionis has invented medicines that bring better futures to people with serious diseases. Ionis currently has marketed medicines and a leading pipeline in neurology, cardiometabolic disease and select areas of high patient need. As the pioneer in RNA-targeted medicines, Ionis continues to drive innovation in RNA therapies in addition to advancing new approaches in gene editing. A deep understanding of disease biology and industry-leading technology propels our work, coupled with a passion and urgency to deliver life-changing advances for patients. To learn more about Ionis, visit Ionis.com and follow us on X (Twitter), LinkedIn and Instagram.

Ionis Forward-looking Statements

This press release includes forward-looking statements regarding Ionis’ business, financial guidance and the therapeutic and commercial potential of our commercial medicines, additional medicines in development, technologies and our expectations regarding development and regulatory milestones. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended December 31, 2025, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Ionis,” “Company,” “we,” “our” and “us” all refer to Ionis Pharmaceuticals and its subsidiaries.

Ionis Pharmaceuticals® is a registered trademark of Ionis Pharmaceuticals, Inc. TRYNGOLZA® is a registered trademark of Ionis Pharmaceuticals, Inc. DAWNZERA® is a trademark of Ionis Pharmaceuticals, Inc. AKCEATM is a trademark of Akcea Therapeutics, Inc. TEGSEDITM is a trademark of Akcea Therapeutics, Inc. WAYLIVRATM is a trademark of Akcea Therapeutics, Inc. SPINRAZA® and QALSODY® are registered trademarks of Biogen. WAINUA® is a registered trademark of the AstraZeneca group of companies.

Ionis Investor Contact:
D. Wade Walke, Ph.D.
IR@ionis.com
760-603-2331

Ionis Media Contact:
Hayley Soffer
media@ionis.com
760-603-4679

IONIS PHARMACEUTICALS, INC.

SELECTED FINANCIAL INFORMATION
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Data)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
	(unaudited)
Revenue:
Commercial revenue:
Product sales, net	$31	$19	$74	$26
Royalty revenue	76	70	134	134
Other commercial revenue	12	14	18	19
Total commercial revenue	119	103	226	179
Research and development revenue:
Collaborative agreement revenue	133	337	254	382
WAINUA joint development revenue	16	12	34	23
Total research and development revenue	149	349	288	405
Total revenue	268	452	514	584
Expenses:
Cost of sales	3	4	6	6
Research, development and patent	217	217	427	418
Selling, general and administrative	150	91	301	167
Total operating expenses	370	312	734	591
Income (loss) from operations	(102)	140	(220)	(7)

Other income (expense):
Interest expense related to the sale of future royalties	(18)	(19)	(35)	(37)
Other income, net	6	3	49	21
Income (loss) before income tax benefit (expense)	(114)	124	(206)	(23)

Income tax benefit (expense)	(1)	-	(1)	-

Net income (loss)	$(115)	$124	$(207)	$(23)
Basic net income (loss) per share	$(0.69)	$0.78	$(1.25)	$(0.15)
Diluted net income (loss) per share	$(0.69)	$0.70	$(1.25)	$(0.15)
Shares used in computing basic net income (loss) per share	165	159	165	159
Shares used in computing diluted net income (loss) per share	165	182	165	159

IONIS PHARMACEUTICALS, INC.

Reconciliation of GAAP to Non-GAAP Basis:
Condensed Consolidated Operating Expenses, Income (Loss) From Operations, and Net Income (Loss)
(In Millions)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(unaudited)
As reported cost of sales according to GAAP	$3	$4	$6	$6
Excluding compensation expense related to equity awards (1)	-	-	-	-
Non-GAAP cost of sales	$3	$4	$6	$6

As reported research, development and patent expenses according to GAAP	$217	$217	$427	$418
Excluding compensation expense related to equity awards	(25)	(20)	(50)	(40)
Non-GAAP research, development and patent expenses	$192	$197	$377	$378

As reported selling, general and administrative expenses according to GAAP	$150	$91	$301	$167
Excluding compensation expense related to equity awards	(20)	(10)	(39)	(19)
Non-GAAP selling, general and administrative expenses	$130	$81	$262	$148

As reported operating expenses according to GAAP	$370	$312	$734	$591
Excluding compensation expense related to equity awards	(45)	(30)	(89)	(59)
Non-GAAP operating expenses	$325	$282	$645	$532

As reported income (loss) from operations according to GAAP	$(102)	$140	$(220)	$(7)
Excluding compensation expense related to equity awards	(45)	(30)	(89)	(59)
Non-GAAP income (loss) from operations	$(57)	$170	$(131)	$52

As reported net income (loss) according to GAAP	$(115)	$124	$(207)	$(23)
Excluding compensation expense related to equity awards and related tax effects	(45)	(30)	(89)	(59)
Non-GAAP net income (loss)	$(70)	$154	$(118)	$36

(1)	Amounts appear as zero due to rounding in millions.

Reconciliation of GAAP to Non-GAAP Basis

As illustrated in the Selected Financial Information in this press release, non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP net income (loss) were adjusted from GAAP to exclude compensation expense related to equity awards and the related tax effects. Compensation expense related to equity awards are non-cash. These measures are provided as supplementary information and are not a substitute for financial measures calculated in accordance with GAAP. Ionis reports these non-GAAP results to better enable financial statement users to assess and compare its historical performance and project its future operating results and cash flows. Further, the presentation of Ionis’ non-GAAP results is consistent with how Ionis’ management internally evaluates the performance of its operations.

IONIS PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(In Millions)

	June 30,	December 31,
	2026	2025
	(unaudited)
Assets:
Cash, cash equivalents and short-term investments	$2,055	$2,677
Contracts receivable	59	66
Other current assets	378	247
Property, plant and equipment, net	155	123
Right-of-use assets	232	239
Other assets	116	172
Total assets	$2,995	$3,524

Liabilities and stockholders’ equity:
Current portion of deferred contract revenue	$74	$74
0% convertible senior notes due April 2026, net – current	-	432
Other current liabilities	242	277
0% convertible senior notes due 2030, net	753	751
1.75% convertible senior notes due 2028, net	569	568
Liability related to sale of future royalties, net	563	551
Long-term lease liabilities	262	262
Long-term obligations, less current portion	29	28
Long-term deferred contract revenue	63	92
Total stockholders’ equity	440	489
Total liabilities and stockholders’ equity	$2,995	$3,524

Key 2026 Value Driving Events(1)

New Product Launches
Program	Indication	Location	Status
DAWNZERA	HAE	EU	Achieved
Olezarsen	sHTG	U.S.	Achieved
Zilganersen	Alexander disease	U.S.	•
Bepirovirsen	CHB	U.S. & Japan	•

Regulatory Actions
Program	Indication	Regulatory Action	Status
Donidalorsen	HAE	EU approval decision	Achieved
Olezarsen	sHTG	U.S. approval decision	Achieved
		EU approval decision	•
Zilganersen	Alexander disease	U.S. submission	Achieved
		U.S. approval decision	•
Nusinersen (high dose)	SMA	EU approval decision	Achieved
		U.S. approval decision	Achieved
Eplontersen	ATTR-CM	Regulatory submission(s)	•
Bepirovirsen	CHB	Regulatory submission(s)	Achieved
		Regulatory decision(s)	•
Pelacarsen	Lp(a)- CVD	U.S. submission	•

Key Phase 3 Clinical Events
Program	Indication	Event	Status
Obudanersen	Angelman syndrome	REVEAL fully enrolled	Achieved
Bepirovirsen	HBV	B-Well data	Achieved
Pelacarsen	Lp(a)-CVD	Lp(a) HORIZON data	•
Eplontersen	ATTR-CM	CARDIO-TTRansform data	Not Achieved
Sefaxersen	IgAN	IMAGINATION data	•
Ulefnersen	FUS-ALS	FUSION data	•
Salanersen	SMA	Phase 3 initiation	Achieved
Sapablursen	Polycythemia Vera	Phase 3 initiation	Achieved

Key Phase 2 Clinical Events
Program	Indication	Event	Status
Diranersen	Alzheimer’s disease	Phase 2 CELIA data	Achieved
Tominersen	Huntington’s disease	Phase 2 data	Not Achieved
Tonlamarsen	Acute Severe Hypertension	Phase 2 data	Achieved

(1)	Timing expectations based on current assumptions and subject to change.

•	Indicates that the milestone is anticipated in 2026.

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